Exhibit 10.37
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such the facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	Citibank, N.A.

2.	Assignee:	Northern Trust Company

3.	Borrower(s):	Piedmont Natural Gas Company, Inc.

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement, dated as of April 25, 2006, among PIEDMONT NATURAL GAS COMPANY, INC., a North Carolina corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

E-1
Form of Assignment and Assumption

6. Assigned Interest:

		Aggregate Amount	Amount of	Percentage
		of Commitment	Commitment	Assigned of
Assignor	Assignee	for all Lenders[1]	Assigned	Commitment[2]
Citibank, N.A.	Northern Trust Company	$450,000,000.00	$32,000,000.00	7.11111111%
7. Trade Date: July 27, 2009
Effective Date: September 18, 2009

1     Amounts in this column in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2     Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR Citibank, N.A.
By:	/s/ Michael Eliason
Title: Michael Eliason
Attorney-In-Fact

ASSIGNEE Northern Trust Company
By:	/s/ Sara Bravo
Sara Bravo
	Title:	Officer

Consented to and Accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Tiffany Nicosia
Title: Officer

Consented to and accepted: Piedmont Natural Gas Company, Inc., as Borrower:
By:	/s/ Robert O. Pritchard
	Name:	Robert O. Pritchard
	Title:	VP, Treasurer and CRO

Consented to and Accepted: Bank of America, N.A. as l/c issuer and swingline lender
By:	/s/ Scott K. Mitchell
	Name:	Scott K. Mitchell
	Title:	Senior Vice President

Consented to: Wachovia Bank, N.A. as LC Issuer
By:	/s/ Henry R. Biedrzycki
	Name:	Henry R. Biedrzycki
	Title:	Director